UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): December 7, 2005

DIGITAL INSIGHT CORPORATION

(Exact name of Registrant as specified in its charter)

Delaware	0-27459	77-0493142
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

26025 Mureau Road, Calabasas, California 91302

(Address of principal executive offices, including zip code)

(818) 871-0000

(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.05.	COSTS ASSOCIATED WITH EXIT OR DISPOSAL ACTIVITIES

On December 1, 2005, the Board of Directors of Digital Insight Corporation approved a restructuring plan involving the outsourcing of the call center associated with its lending division, and realigning certain resources within the lending division to enhance profitability in the lending division, subject to the execution of an outsourcing agreement on terms satisfactory to the company’s management. The restructuring plan includes the outsourcing of all call center services to a third-party vendor and the elimination of all call center, training and technical support personnel associated with the call center, which consists of an aggregate of 90 employees. In addition, some engineering, quality assurance and product management positions will be realigned to enhance overall operational and cost efficiencies. The company executed the call center outsourcing agreement with the third-party vendor on December 7, 2005, and has implemented a transition plan. The company expects that the call center migration and the work force reduction as contemplated by the transition plan will continue in phases until, and be fully completed by, March 30, 2006.

In connection with this action, the company’s lending segment expects to incur expenses over the four-month duration of this activity as follows (in millions):

Cost Type	Total
Termination benefits	$1.0
Contract termination costs	0.1
Other associated costs (including asset disposal)	0.8

Total	$1.9

The company estimates these charges will result in future cash expenditures of $1.2 million. As the company implements these plans, the actual costs and benefits may change in amount and/or timing.

A copy of the press release announcing this outsourcing arrangement is attached to this Form 8-K as Exhibit 99.1. The disclosure above and in the attached press release contain forward-looking statements relating to the restructuring and outsourcing activities, such as expectations regarding improved profitability, expected cost savings and revenue growth, increased call volumes, additional functionality and timing of the completion of the transition plan. Such statements are based on management’s current expectations. Because of various risks and uncertainties, including but not limited to call center customer retention risk, delays in implementing the transition plan, and changes in demand for consumer loans, actual strategies and results in future periods may differ materially from those currently expected. A more thorough discussion of certain factors that may affect actual results is included under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the company’s Annual Report on Form 10-K for the year

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ended December 31, 2004. The company assumes no obligation and does not intend to update any such forward-looking statements.

ITEM 9.01.	FINANCIAL STATEMENTS AND EXHIBITS

(c)	Exhibits.

99.1	Press Release dated December 8, 2005.

The information in exhibit 99.1 shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities under that Section. Furthermore, such information shall not be deemed to be incorporated by reference into any filing made by us under the Securities Act of 1933, as amended, or the Exchange Act, unless specifically incorporated by reference in a future filing under the such Acts.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 8, 2005	DIGITAL INSIGHT CORPORATION

	By:	/s/ Tae J. Rhee
Tae J. Rhee
Vice President, Secretary and General Counsel

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